UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03          Material Modification to Rights of Security Holders.

Item 3.03(a)

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2025, the Board of Directors of Rush Enterprises, Inc. (the “Company”) approved the Second Amended and Restated Bylaws of the Company (the “Bylaws”), effective as of such date. The primary purpose of amending the Bylaws was to incorporate certain provisions of the Texas Business Organizations Code (“TBOC”) that were enacted in May 2025. Specifically, the Bylaws were amended to specify that a shareholder may not institute or maintain a derivative proceeding unless that shareholder (as such term is defined in the TBOC) beneficially owns at least 3% of the Company’s issued and outstanding common stock (measured on an aggregate basis across all classes of the Company’s outstanding shares) at the time such derivative proceeding is instituted.

In addition, the Bylaws were amended to provide that the Texas Business Court located in Bexar County, Texas, or if such court lacks jurisdiction, the United States District Court for the Western District of Texas, or if such court lacks jurisdiction, the state district court of Comal County, Texas, will be the sole and exclusive forum for certain internal entity claims (as defined by the TBOC) unless the Company agrees to a different forum. The amendments to the Bylaws also provide that, to the fullest extent permitted by applicable law, each shareholder irrevocably and unconditionally waives any right it may have to a trial by jury in any legal action, proceeding, cause of action, or counterclaim concerning any internal entity claim and in any other claim, action, or proceeding against the Company or any director, officer, or other employee of the Company. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of, and consented to, these provisions.

The amendments to the Bylaws also include various updates, modernizations and conforming changes, including adding provisions that require shareholders to comply with Rule 14a-19 of the Securities Exchange Act of 1934 with respect to nominations of director candidates other than the Company’s nominees.

The foregoing summary of the Bylaws is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01         Other Events.

On December 3, 2025, the Company issued a press release announcing that the Company’s Board of Directors approved a new stock repurchase program authorizing the Company to repurchase up to an aggregate of $150 million of Class A common stock and/or Class B common stock. The new stock repurchase program became effective on December 3, 2025, and replaced the Company’s previous stock repurchase program that was terminated effective December 2, 2025.

A copy of the press release announcing the new stock repurchase program is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

Exhibit 3.1	Second Amended and Restated Bylaws of the Company, effective December 1, 2025.

Exhibit 99.1	Rush Enterprises, Inc. press release dated December 3, 2025.

Exhibit 104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: December 3, 2025	By:	/s/ Michael Goldstone
Michael Goldstone
Senior Vice President, General Counsel and Corporate Secretary